EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated March 1, 2002 relating to the financial statements, which appears in Paligent Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Selected Financial Data” in such Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 29, 2002